UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2013

China Marine Food Group Limited
(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Da Bao Industrial Zone, Shishi City Fujian, China (Address of principal executive offices)	362700 (Zip code)

Registrant’s telephone number, including area code: 86-595-8898-7588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers;

On August 30, 2013, Mr. Marco Ku announced that he would resign as the Company’s Chief Financial Officer effective October 30, 2013 due to personal reasons. The Company accepted Mr. Ku’s resignation on August 30, 2013. There was no disagreement between Mr. Ku and the Company prior to his announcement with respect to any financial or business issues or financial reporting practices.

The Company is in the process of seeking a new Chief Financial Officer. The Company believes that Mr. Ku’s resignation has no material adverse impact on the Company’s business and operation.

Item 9.01 Financial Statements and Exhibits

   (d)           Exhibits

Exhibit	Description
No. 99.1	Press Release dated August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Dated: August 30, 2013	By:	/s/ Pengfei Liu
Pengfei Liu, Chief Executive Officer